Exhibit 31.1
CERTIFICATIONS
          I, Richard J. Hipple, certify that:
1)	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Brush Engineered Materials Inc. (the “registrant”); and

2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Richard J. Hipple
Dated: July 23, 2010	Richard J. Hipple
Chairman, President and Chief Executive Officer